EXHIBIT 99.1

Aptose Biosciences Announces Update on Anticipated Timing of Closing of the Plan of Arrangement with Hanmi Pharmaceutical

SAN DIEGO and TORONTO, April 30, 2026 (GLOBE NEWSWIRE) -- Aptose Biosciences Inc. (“Aptose” or the “Company”) (TSX: APS; OTC: APTOF) announced today that closing of the previously announced arrangement (the “Arrangement”) with Hanmi Pharmaceutical Co. Ltd. (“Hanmi”) and HS North America Ltd., a wholly owned subsidiary of Hanmi (“Hanmi Purchaser” and together with Hanmi, the “Hanmi Purchasers”), has been delayed as certain Korean regulatory approvals pertaining to the Arrangement remain in progress. The parties do not anticipate that the review will prevent closing and continue to work toward completing the Arrangement that they now target for the month of May. The Company will provide a further update when available.

Transaction Details

As previously disclosed in the Company’s news release dated November 19, 2025 (here), upon the completion of the Arrangement, Hanmi will acquire all of the issued and outstanding common shares of Aptose (“Common Shares”) that are not currently owned or controlled by the Hanmi Purchasers or their respective affiliates and shareholders of Aptose, other than the Hanmi Purchasers and their respective affiliates that hold any Common Shares, will receive C$2.41 in cash per Common Share, which represents a premium of 28% over Aptose’s 30-day VWAP of C$1.88 on the Toronto Stock Exchange for the period immediately preceding entering into the Arrangement Agreement.

About Aptose

Aptose Biosciences Inc. is a clinical-stage biotechnology company committed to developing precision medicines addressing unmet medical needs in oncology, with an initial focus on hematology. The Company’s small molecule cancer therapeutics pipeline includes products designed to provide single agent efficacy and to enhance the efficacy of other anti-cancer therapies and regimens without overlapping toxicities. The Company’s lead clinical-stage compound TUS is an oral kinase inhibitor that has demonstrated activity as a monotherapy and in combination therapy in patients with relapsed or refractory AML and is being developed as a frontline triplet therapy in newly diagnosed AML. For more information, please visit www.aptose.com.

Forward Looking Statements

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. This information includes, but is not limited to, statements concerning our objectives, our strategies to achieve those objectives, as well as statements made with respect to management’s beliefs, plans, estimates, projections and intentions, and similar statements concerning anticipated future events, results, circumstances, performance or expectations that are not historical facts. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “expects”, “estimates”, “outlook”, “forecasts”, “projection”, “prospects”, “intends”, “anticipates”, “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, intentions, projections, or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances. Forward-looking information in this news release includes, among other things, statements relating to the receipt of certain Korea regulatory approvals and the timing of closing of the Arrangement.

Risks and uncertainties related to the transactions contemplated by the Transaction include, but are not limited to: the possibility that the Transaction will not be completed on the terms and conditions, or on the timing, currently contemplated, and that it may not be completed at all, due to a failure to obtain or satisfy, in a timely manner or otherwise, required regulatory, shareholder and Court approvals and other conditions to the completion of the Transaction or for other reasons; the risk that competing offers or acquisition proposals will be made; the negative impact that the failure to complete the Transaction for any reason could have on the price of the common shares of Aptose or on the business of Aptose; Hanmi Purchasers’ failure to pay the cash consideration at completion of the Transaction; the business of Aptose may experience significant disruptions, including loss of employees due to transaction related uncertainty, industry conditions or other factors; risks relating to employee retention; the risk of regulatory changes that may materially impact the business or the operations of Aptose; risks related to the diversion of management’s attention from Aptose’s ongoing business operations while the Transaction is pending; and other risks and uncertainties affecting Aptose, including those described in filings and reports Aptose may make from time to time with the Canadian securities authorities. Although we have attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. No forward-looking statement is a guarantee of future results. Accordingly, you should not place undue reliance on forward-looking information, which speaks only as of the date made. The forward-looking information contained in this news release represents the Company’s expectations as of the date of this news release (or as the date they are otherwise stated to be made) and are subject to change after such date. However, the Company disclaims any intention or obligation or undertaking to update or revise any forward-looking information whether as a result of new information, future events or otherwise, except as required under applicable securities laws in Canada. All of the forward-looking information contained in this news release is expressly qualified by the foregoing cautionary statements.

This announcement is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell, or an offer to sell or a solicitation of an offer to buy, common shares of Aptose.

For further information, please contact:

Aptose Biosciences Inc.
Susan Pietropaolo
Corporate Communications & Investor Relations 201-923-2049
spietropaolo@aptose.com